Exhibit 99.1

Contacts:
Investors
Brad Berning
ir@zillowgroup.com

Media
Chrissy Roebuck
press@zillow.com

Zillow Group Reports Fourth-Quarter and Full-Year 2023 Financial Results

SEATTLE — Feb. 13, 2024 — Zillow Group, Inc. (NASDAQ: Z and ZG), which is transforming the way people buy, sell, rent and finance homes, today announced its consolidated financial results for the three months and year ended December 31, 2023.
Complete financial results and outlook for the first quarter of 2024 can be found in our shareholder letter on the Investor Relations section of Zillow Group’s website at https://investors.zillowgroup.com/investors/financials/quarterly-results/default.aspx.
“We reported great revenue numbers across the whole of our increasingly diversified and growing business. This is evidence of the progress we’re making to transform the way people buy, sell, finance and rent homes by continually adding more functionality, software and services to Zillow’s housing super app,” said Zillow co-founder and CEO Rich Barton. “Our progress in crafting an integrated customer experience in our early markets has given us the confidence to press on the accelerator and expand this experience to more markets in 2024. We have the leading real estate audience and a brand that is a household name, and we have barely scratched the surface on a real estate market with $2 trillion of total transaction value.”

Recent highlights include:
•Zillow Group’s fourth-quarter results exceeded the company’s outlook for revenue and Adjusted EBITDA.
•Q4 revenue was $474 million, up 9% year over year and above the midpoint of the company’s outlook range by $31 million. Full-year revenue was $1.9 billion, down 1% year over year.
◦Residential revenue was up 3% year over year in Q4 to $349 million, outperforming both the residential real estate industry total transaction value decline of 4% and the company’s outlook.
◦Rentals revenue of $93 million increased 37% year over year, primarily driven by multifamily revenue growing 52% year over year in Q4.
◦Mortgages revenue of $22 million increased 22% year over year, due primarily to a 105% year-over-year increase in purchase loan origination volume to $487 million in Q4.
•On a GAAP basis, net loss was $73 million in Q4, or 15% of revenue, compared to $72 million in Q4 2022, or 17% of revenue, and was $158 million for the full year 2023.
•Q4 Adjusted EBITDA was $69 million, or 15% of total revenue, $19 million above the midpoint of the company’s outlook range, driven primarily by higher-than-expected Rentals and Residential revenue. Excluding a one-time partial lease termination expense, Q4 Adjusted EBITDA would have been $83 million, or 18% of total revenue, up from 17% in Q4 of 2022. Adjusted EBITDA for the full year 2023 was $391 million.
•Cash and investments at the end of Q4 were $2.8 billion, down from $3.3 billion at the end of Q3.
•Traffic to Zillow Group’s mobile apps and sites in Q4 was 194 million average monthly unique users, down 2% year over year. Visits during Q4 were 2.2 billion, up 1% year over year.

Fourth-Quarter and Full-Year 2023 Financial Highlights
The following table sets forth Zillow Group’s financial highlights for the periods presented (in millions, except percentages, unaudited):

	Three Months Ended December 31,		2022 to 2023 % Change	Year Ended December 31,		2022 to 2023 % Change
	2023	2022		2023	2022
Revenue:
Residential	$349	$340	3%	$1,452	$1,522	(5)%
Rentals	93	68	37%	357	274	30%
Mortgages	22	18	22%	96	119	(19)%
Other	10	9	11%	40	43	(7)%
Total revenue	$474	$435	9%	$1,945	$1,958	(1)%
Other Financial Data:
Gross profit	$359	$346		$1,524	$1,591
Net loss	$(73)	$(72)		$(158)	$(101)
Adjusted EBITDA (1)	$69	$73		$391	$514
Percentage of Revenue:
Gross profit	76%	80%		78%	81%
Net loss	(15)%	(17)%		(8)%	(5)%
Adjusted EBITDA (1)	15%	17%		20%	26%

(1) Adjusted EBITDA is a non-GAAP financial measure; it is not calculated or presented in accordance with U.S. generally accepted accounting principles, or GAAP. See below for more information regarding our presentation of Adjusted EBITDA, including a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net loss for each of the periods presented.

Conference Call and Webcast Information
The company will host a live conference call to discuss these results today at 2 p.m. Pacific Time (5 p.m. Eastern Time). A shareholder letter, investor presentation, and link to both the live webcast and recorded replay of the call may be accessed in the Quarterly Results section of Zillow Group’s Investor Relations website. Participants must register for the live call in advance at: https://www.netroadshow.com/events/login?show=9c320773&confId=59522 to receive emailed instructions. This pre-registration process is designed to reduce delays due to operator congestion when accessing the live call.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding the future performance and operation of our business, our business strategies and ability to translate such strategies into financial performance, the current and future health and stability of the residential housing market and economy, volatility of mortgage interest rates, and our expectations regarding future shifts in behavior by consumers. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “predict,” “will,” “projections,” “continue,” “estimate,” “outlook,” “guidance,” “would,” “could,” “strive,” or similar expressions constitute forward-looking statements. Forward-looking statements are made based on assumptions as of February 13, 2024, and although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee these results. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control.

Factors that may contribute to such differences include, but are not limited to: the current and future health and stability of the economy and United States residential real estate industry, including changes in inflationary conditions, interest rates, housing availability and affordability, labor shortages and supply chain issues; our ability to manage advertising and product inventory and pricing and maintain relationships with our real estate partners; our ability to establish or maintain relationships with listing and data providers, which affects traffic to our mobile applications and websites; our ability to comply with current and future multiple listing service (“MLS”) rules and requirements; our ability to navigate industry changes, including as a result of certain or future class action lawsuits or government investigations, which may include lawsuits or investigations in which we are not a party; our ability to continue to innovate and compete successfully against our existing or future competitors to attract customers and real estate partners; our ability to effectively invest resources to pursue new strategies, develop new products and services and expand existing products and services into new markets; our ability to operate and grow Zillow Home Loans, our mortgage origination business, including the ability to obtain or maintain sufficient financing to fund its origination of mortgages, meet customers’ financing needs with its product offerings, continue to grow the origination business and resell originated mortgages on the secondary market; the duration and impact of natural disasters, geopolitical events, and other catastrophic events (including public health crises) on our ability to operate, demand for our products or services, or general economic conditions; our ability to maintain adequate security measures or technology systems, or those of third parties on which we rely, to protect data integrity and the information and privacy of our customers and other third parties; the impact of pending or future litigation and other disputes or enforcement actions, which may include lawsuits or investigations in which we are not a party; our ability to attract, engage, and retain a highly skilled, remote workforce; acquisitions, investments, strategic partnerships, capital-raising activities, or other corporate transactions or commitments by us or our competitors; our ability to continue relying on third-party services to support critical functions of our business; our ability to protect and continue using our intellectual property and prevent others from copying, infringing upon, or developing similar intellectual property, including as a result of generative artificial intelligence; our ability to comply with domestic and international laws, regulations, rules, contractual obligations, policies and other obligations, or to obtain or maintain required licenses to support our business and operations; our ability to pay debt, settle conversions of our convertible senior notes, or repurchase our convertible senior notes upon a fundamental change; our ability to raise additional capital or refinance on acceptable terms, or at all; actual or anticipated fluctuations in quarterly and annual results of operations and financial position; the assumptions, estimates and internal or third-party data that we use to calculate business, performance and operating metrics; and volatility of our Class A common stock and Class C capital stock prices.
The foregoing list of risks and uncertainties is illustrative but not exhaustive. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group’s publicly available filings with the SEC. Except as may be required by law, Zillow Group does not intend and undertakes no duty to update this information to reflect future events or circumstances.
About Zillow Group, Inc.
Zillow Group, Inc. (NASDAQ: Z and ZG) is reimagining real estate to make home a reality for more and more people. As the most visited real estate website in the United States, Zillow and its affiliates help people find and get the home they want by connecting them with digital solutions, dedicated partners and agents, and easier buying, selling, financing and renting experiences.
Zillow Group’s affiliates, subsidiaries and brands include Zillow®; Zillow Premier Agent®; Zillow Home Loans℠; Trulia®; Out East®; StreetEasy®; HotPads®; ShowingTime+SM; Spruce® and Follow Up Boss®.
All marks herein are owned by MFTB Holdco, Inc., a Zillow affiliate. Zillow Home Loans, LLC is an Equal Housing Lender, NMLS #10287 (www.nmlsconsumeraccess.org). © 2023 MFTB Holdco, Inc., a Zillow affiliate.
Please visit https://investors.zillowgroup.com, www.zillowgroup.com/news, and www.twitter.com/zillowgroup, where Zillow Group discloses information about the company, its financial information and its business that may be deemed material.
The Zillow Group logo is available at https://zillowgroup.mediaroom.com/logos-photos.
(ZFIN)
Use of Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA, a non-GAAP financial measure. We have provided a reconciliation below of Adjusted EBITDA to net loss, the most directly comparable U.S. generally accepted accounting principles (“GAAP”) financial measure.

Adjusted EBITDA is a key metric used by our management and board of directors to measure operating performance and trends and to prepare and approve our annual budget. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis.
Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this measure in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA does not reflect the results of discontinued operations;
•Adjusted EBITDA does not consider the potentially dilutive impact of share-based compensation;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or contractual commitments;
•Adjusted EBITDA does not reflect impairment and restructuring costs;
•Adjusted EBITDA does not reflect acquisition-related costs;
•Adjusted EBITDA does not reflect the gain on extinguishment of debt;
•Adjusted EBITDA does not reflect interest expense or other income, net;
•Adjusted EBITDA does not reflect income taxes; and
•Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently from the way we do, limiting its usefulness as a comparative measure.
Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net loss and our other GAAP results.

Adjusted EBITDA
The following table presents a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net loss for each of the periods presented (in millions, unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Reconciliation of Adjusted EBITDA to Net Loss:
Net loss	$(73)	$(72)	$(158)	$(101)
Loss from discontinued operations, net of income taxes	—	—	—	13
Income taxes	3	4	4	3
Other income, net	(43)	(24)	(151)	(43)
Depreciation and amortization	53	36	187	150
Share-based compensation	109	110	451	433
Impairment and restructuring costs	10	10	19	24
Acquisition-related costs	2	—	4	—
Gain on extinguishment of debt	(1)	—	(1)	—
Interest expense	9	9	36	35
Adjusted EBITDA	$69	$73	$391	$514